Tecogen Announces First Quarter 2021 Results
Net Income of $1.8 million due to PPP Loan Forgiveness,
Reduced Operating Expenses, Improved Margins, and Positive Adjusted EBITDA

WALTHAM, Mass., May 13, 2021 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported net income of $1.8 million for the quarter ended March 31, 2021 compared to a net loss of $1.2 million in 2020. The increase in Net Income was primarily due to the forgiveness of our Paycheck Protection Program (PPP) loan, and to a lesser extent, from lower operating expenses and improved gross margins. Revenues for the quarter ended March 31, 2021 were $6.1 million compared to $8.0 million for the same period in 2020, a 23.9% decrease. Product and services revenues, in aggregate, were down 25% for the quarter compared to the same period in 2020 primarily due to lower cogeneration unit volume and decreased installation services revenues.
Key Takeaways
•Gross profit for the first quarter of 2021 was $3.0 million compared to $2.8 million in the first quarter of 2020. Gross margin improved to 48.7% compared to 35.1% for the same period in 2020.
•Operating expenses decreased by 21% to $3.1 million for the first quarter of 2021 compared to $3.9 million in the same period of 2020, primarily due to cost controls, resulting in decreases in payroll and payroll related expenses, lower legal fees and reduced sales commission compared to 2020.
•General and administrative expenses decreased 9% to $2.5 million. Research and development costs decreased by 65% to $126 thousand, and selling expenses decreased 40% to $510 thousand.
•Net income including the PPP forgiveness was $1.8 million for the first quarter of 2021, compared to a net loss of $1.2 million for the same period in 2020, an improvement of $3.0 million.
After excluding a one-time gain from the forgiveness of our Paycheck Protection Program loan of $1.9 million, Adjusted EBITDA(1) was $20 thousand for the first quarter of 2021 compared to negative $817 thousand for the first quarter of 2020. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges or gains, including abandonment of intangible assets and extinguishment of debt. See table following the statements of operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the company's use of Adjusted EBITDA).
In January 2021, Webster Bank, NA confirmed that the Paycheck Protection Program Loan to us on April 17, 2020 pursuant to the Coronavirus Aid, Relief, and Economic Recovery Act, as amended (the "CARES Act"), in the original principal amount of $1,874,200, together with accrued interest of $13,659, was forgiven in full as of January 11, 2021.

On February 5, 2021, we obtained a Paycheck Protection Program Second Draw unsecured loan through Webster Bank in the amount of $1,874,269 pursuant to the CARES Act. The loan is guaranteed by the United States Small Business Administration and the funds will be used for payroll, rent and utilities.
“The first quarter saw the continued impact of COVID-19 on our core business areas. Despite the challenging economic environment, we saw significant improvements in our gross margin and further reductions in our operating expenses,” commented Benjamin Locke, Tecogen Chief Executive Officer. “Product sales were down for the quarter but are expected to rebound as we move further into 2021. Our energy production assets are gradually returning to operation as COVID related closures and restrictions are eased, and our service maintenance revenues continue to grow each quarter. We are confident we will continue to see growth in our core business as we strive for profitability in 2021. I invite investors to read our shareholders letter on our website that provides more color on our vision for growth and establishing profitability from operations.”
Highlights:
•Net income (loss) per share, basic and diluted, was $0.07 for the first quarter of 2021 and $(0.05) for the first quarter of 2020.
•Cash flow provided by operations was $0.4 million compared to cash flows provided by operations of $1.1 million for the same period in 2020.
•Product and Services revenues decreased by $1.8 million or 25.1% compared to the same period in 2020.
•Energy Production revenues decreased by $98 thousand compared to the same period in 2020 due to the permanent or temporary closures of sites we service due to COVID-19.
•Product segment revenue for the first quarter of 2021 decreased 30.4% to $2.1 million compared to the same period in 2020. Margin for Products increased to 44.9% in Q1 2021 from 40.9% in Q1 2020.
•Services segment revenue for the first quarter of 2021 decreased by 21.1% to $3.3 million compared to the same period in 2020 primarily due to a reduction of installation services. The higher margin component of our Services segment, service maintenance revenue, increased 12.1% to $2.8 million, while installation revenue decreased by 69.4% to $0.5 million compared to the first quarter of 2020. Overall margin for the services segment increased to 53.1% in Q1 2021 from 30.7% in Q1 2020.
•Established Tecogen CHP Solutions Inc. as a Canadian subsidiary to facilitate installation, service, and sales in Canada. Revenue from our service center in Toronto, Canada is expected by Q3 2021.
•Introduced Tecopack containerized microgrid system for use in combined heat and power (CHP) and on-site microgrid power generation applications (see the letter to Shareholders on our website for details).
•Current sales backlog of equipment and installations as of May 13, 2021 is $10.9 million, comprised of $10.6 million of products and $0.3 million of installation services.
•Presented an update on Ultera® near-zero emissions forklift program as part of a Technology Series sponsored by the Propane Education and Research Council (PERC).

Conference Call Scheduled for Today at 11:00 am ET
Tecogen will host a conference call today to discuss the first quarter results beginning at 11:00 am eastern time. To listen to the call dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen First Quarter 2021 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost, Ultera and Tecopack are registered or pending trademarks of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Form 8-K filed on May 13, 2021, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$3,705,941	$1,490,219
Accounts receivable, net	8,032,521	8,671,163
Inventory, net	6,841,942	7,168,596
Unbilled revenue	4,144,435	4,267,249
Prepaid and other current assets	579,836	597,144
Total current assets	23,304,675	22,194,371
Property, plant and equipment, net	2,139,390	2,283,846
Right of use assets	2,208,807	1,632,574
Intangible assets, net	1,305,703	1,360,319
Goodwill	2,406,156	2,406,156
Other assets	235,479	196,387
TOTAL ASSETS	$31,600,210	$30,073,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable	$—	$837,861
Accounts payable	3,383,490	4,183,105
Accrued expenses	2,133,038	1,993,471
Deferred revenue	1,095,352	1,294,157
Lease obligations, current	583,531	506,514
Total current liabilities	7,195,411	8,815,108
Long-term liabilities:
Note payable, net of current portion	1,874,269	1,036,339
Deferred revenue, net of current portion	216,197	115,329
Lease obligations, long-term	1,719,922	1,222,492
Unfavorable contract liability, net	1,527,665	1,617,051
Total liabilities	12,533,464	12,806,319

Commitments and contingencies	—	—

Stockholders’ equity:
Tecogen Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 and 24,850,261 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	24,850	24,850
Additional paid-in capital	56,853,513	56,814,428
Accumulated deficit	(37,762,914)	(39,529,621)
Total Tecogen Inc. stockholders’ equity	19,115,449	17,309,657
Non-controlling interest	(48,703)	(42,323)
Total stockholders’ equity	19,066,746	17,267,334
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31,600,210	$30,073,653

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Revenues
Products	$2,122,722	$3,051,760
Services	3,281,144	4,160,090
Energy production	653,295	750,850
	6,057,161	7,962,700
Cost of sales
Products	1,174,287	1,802,883
Services	1,537,603	2,883,246
Energy production	394,063	484,404
	3,105,953	5,170,533
Gross profit	2,951,208	2,792,167
Operating expenses
General and administrative	2,453,853	2,689,461
Selling	510,203	855,788
Research and development	126,150	364,336
	3,090,206	3,909,585
Loss from operations	(138,998)	(1,117,418)
Other income (expense)
Interest and other income (expense), net	(1,203)	11,727
Interest expense	(4,640)	(59,985)
Gain on extinguishment of debt	1,887,859	—
Gain on sale of investment securities	6,046	—
Unrealized gain (loss) on investment securities	37,497	(19,681)
Total other income (expense), net	1,925,559	(67,939)
Income (loss) before provision for state income taxes	1,786,561	(1,185,357)
Provision for state income taxes	8,058	5,222
Consolidated net income (loss)	1,778,503	(1,190,579)
(Income) loss attributable to non-controlling interest	(11,796)	(11,808)
Net income (loss) attributable to Tecogen Inc.	$1,766,707	$(1,202,387)

Net income (loss) per share - basic	$0.07	$(0.05)
Net income (loss) per share - diluted	$0.07	$(0.05)
Weighted average shares outstanding - basic	24,850,261	24,850,250
Weighted average shares outstanding - diluted	25,122,271	24,850,250

	Three Months Ended
	March 31, 2021	March 31, 2020
Non-GAAP financial disclosure (1)
Net income (loss) attributable to Tecogen Inc.	$1,766,707	$(1,202,387)
Interest & other expense, net	5,843	48,258
Income taxes	8,058	5,222
Depreciation & amortization, net	124,066	90,152
EBITDA	1,904,674	(1,058,755)
Gain on extinguishment of debt	(1,887,859)	—
Stock based compensation	39,085	42,236
Unrealized (gain) loss on marketable securities	(37,497)	19,681
Gain on sale of marketable securities	(6,046)	—
Non-cash abandonment of intangible assets	7,400	179,944
Adjusted EBITDA	$19,757	$(816,894)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets and extinguishment of debt), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$1,778,503	$(1,190,579)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	124,066	90,152
Gain on extinguishment of debt	(1,887,859)	—
Stock-based compensation	39,085	42,236
Gain on sale of investment securities	(6,046)	—
Unrealized (gain) loss on investment securities	(37,497)	19,681
Abandonment of intangible assets	7,400	179,944
Non-cash interest expense	—	9,750
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	638,643	2,462,957
Inventory	326,655	(1,066,117)
Unbilled revenue	122,814	395,976
Prepaid assets and other current assets	17,307	80,242
Other assets	(583,419)	397,703
Increase (decrease) in:
Accounts payable	(799,615)	263,215
Accrued expenses and other current liabilities	153,225	(296,684)
Deferred revenue	(97,937)	(270,145)
Other liabilities	574,447	—
Net cash provided by operating activities	369,772	1,118,331
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(16,098)	(53,674)
Proceeds from the sale of investment securities	11,637	—
Purchases of intangible assets	(5,682)	(43,250)
Distributions to non-controlling interest	(18,176)	(23,070)
Payment of stock issuance costs	—	(401)
Net cash used in investing activities	(28,319)	(120,395)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) on revolving line of credit, net	—	(955,174)
Proceeds from note payable	1,874,269	—
Proceeds from exercise of stock options	—	1,200
Net cash provided by (used in) financing activities	1,874,269	(953,974)
Net increase in cash and cash equivalents	2,215,722	43,962
Cash and cash equivalents, beginning of the period	1,490,219	877,676
Cash and cash equivalents, end of the period	$3,705,941	$921,638
Supplemental disclosures of cash flows information:
Non-cash investing and financing activities:
Cash paid for interest	$—	$36,326
Cash paid for taxes	$8,058	$5,222